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                                                                   Exhibit 10.12


                           MAXWELL TECHNOLOGIES, INC.
                         1999 DIRECTOR STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this Director Stock Option Plan (the "Plan") of Maxwell Technologies, Inc. (the "Company"), is to encourage ownership in the Company by its outside directors whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future. The Plan is intended to be a "formula plan" for purposes of ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and the interpretations thereof by the Staff or the Securities and Exchange Commission.

2.       ADMINISTRATION

         The Plan will be administered by the Board of Directors (the "Board") of the Company.

         Subject to the express provisions of the Plan, the Board will have authority to amend, suspend or terminate the Plan; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the plan. The interpretation and construction of the Plan, and any determination made by the Board in administering and interpreting the provisions of the Plan, and of any option granted hereunder, shall be conclusive and binding.

3.       PARTICIPATION IN THE PLAN

         Persons who are now or shall become incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan (hereinafter "eligible directors"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration. The term "director" as used in this Plan shall include a "director emeritus".


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4.       STOCK SUBJECT TO THE PLAN

         The stock subject to the Plan shall consist of 75,000 shares of the $.10 par value Common Stock of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company.

5.       STOCK OPTIONS

         Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

                A. AUTOMATIC GRANT DATES. Options shall be granted to each eligible director automatically on the first business day after the organizational meeting of the Board in each year, which is the first meeting of the Board following the Company's Annual Meeting of Shareholders (hereinafter a "Grant Date").

                B. NUMBER OF SHARES. The initial grant of options under this Plan for each eligible director on the first Grant Date on which such individual is an eligible director shall constitute a grant of options to purchase 10,000 shares of Common Stock. Thereafter each annual grant to each such eligible director on succeeding Grant Dates shall constitute a grant of options to purchase 3,000 shares of Common Stock.

                C. DISCRETIONARY GRANTS. In addition to automatic grants under
Section 5(A) above, the Board may, from time to time, grant options to one or more eligible directors to purchase such number of shares as the Board shall determine, subject to all of the terms and conditions of the Plan (other than Section 5(A) and Section 5(B) above). The Grant Date for such discretionary options shall be the date on which the Board approves the grant.

                D. OPTION PRICE PER SHARE. All options granted hereunder shall be exercisable at a price per share equal to the Fair Market Value of the Common Stock on the date of the grant of the option. "Fair Market Value" for purposes of this Plan shall be defined as the mean between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) on the Grant Date (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Grant Date, then upon the basis of the mean between the closing bid and asked quotations (or the closing selling price, as the case may be,) on the date nearest preceding the Grant Date. In the event that the Company's Common Stock shall become listed and traded upon a recognized securities exchange, then the Fair Market Value shall be determined upon the basis of the closing


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selling price at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the date of grant.

                E. TRANSFERABILITY. Except as provided below, each option granted under the Plan by its terms shall be exercisable during the lifetime of the optionee only by him and shall not be transferable by the optionee in whole or in part, by sale, assignment, pledge or otherwise, except by will, or by the laws of descent and distribution, nor be made subject to execution, attachment, or similar process. Notwithstanding the foregoing, the Board may, in its discretion, limit or eliminate these restrictions on transferability to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 or otherwise result in adverse consequences to the Company.

                F. PERIOD OF OPTION. Each option granted under this Plan shall become exercisable on the first anniversary of the date upon which it was granted. Except for earlier termination as provided below, no option shall be exercisable after the expiration of ten years from the date upon which such option was granted. In the event of the death of an optionee, the option privileges of said optionee shall be limited to the shares which were immediately purchasable by such optionee at the date of death and such option shall terminate unless exercised by said optionee's successor within one (1) year after the date of death. In the event that an optionee ceases to serve as a director of the Company other than by reason of death, the option privileges of such optionee shall be limited to the shares which were immediately purchasable by him at the date of such termination. If any option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

                  G. EXERCISE OF OPTIONS. Options may be exercised only by written notice delivered to the Company at its corporate office and the exercise price of each option being exercised shall be paid in full upon exercise, including any federal, state, and/or local income tax withholding amount due and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock. For this purpose, the Common Stock shall be treated as having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 5(D), except that no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of an option, if that would result in adverse accounting or tax consequences to the Company as determined by the Board, in its sole discretion. Delivery of shares may also be accomplished through the effective transfer


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to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising an option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the option shall not be deemed to occur and no shares of the Common Stock will be issued by the Company upon exercise of the option until the Company has received payment of the option price in full. The number of shares of the Common Stock deemed issued upon an exercise paid for with shares shall be the number of shares issued upon exercise less the number of shares delivered in satisfaction of the exercise price. No options may be exercised as a fraction of a share.

                H. NONSTATUTORY OPTIONS. No option granted hereunder shall constitute an incentive stock option" as that term is defined in the Internal Revenue Code of 1986, as amended.

6.       MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

         The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations of any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 or any successor provision.

7.       LIMITATION OF RIGHTS

                A. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the existence of the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

                B. NO STOCKHOLDERS' RIGHTS FOR OPTIONEES. Neither an optionee nor his representative shall have rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him or his representative of a stock certificate therefor, and except as provided in Paragraph 8 below, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

8.       ADJUSTMENTS


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                (i) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, an appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been or may thereafter be granted under the Plan.

                (ii) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of any dissolution or liquidation of the Company, and in the further event that neither (i) appropriate adjustment is made in the number, kind and exercise price of shares for the purchase of which options have theretofore been granted under the Plan, nor (ii) does the surviving entity (which may be the Company) tender to any holder of options, substitute options to purchase shares or equity interests of the surviving entity which substituted options shall contain terms substantially preserving the rights and benefits (including economic value) of the options outstanding hereunder, plus any reasonable changes to reflect the circumstances of the surviving entity, then the Plan and any options theretofore granted under the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation, provided that written notice of such event shall have been given to each optionee not less than five (5) days prior to the date of such event. If the Plan will be terminated as contemplated in the preceding sentence, each optionee shall have the right during the period commencing on the date the notice referred to above is given and concluding on the date of such merger, consolidation, reorganization, dissolution or liquidation, as the case may be, to exercise such optionee's outstanding and unexercised options, including for any shares as to which such options would not otherwise have been exercisable on such date.

                (iii) All adjustments and determinations under this Paragraph 8 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

9.       EFFECTIVE DATE AND DURATION OF THE PLAN

         The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Company; provided, however, that in the event that shareholder approval of the Plan is not secured on or before the first anniversary of such adoption, the Plan shall thereupon terminate. Any options granted prior to the aforesaid shareholder approval being secured shall be subject to such approval being secured. The Plan shall terminate ten (10) years after the effective date of the Plan (the "Automatic Termination Date") unless earlier terminated due to a lack of shareholder approval or discontinuance by the Board.


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No option may be granted during any suspension or termination of the Plan. The rights of the holders of any options outstanding on the date of termination of the Plan shall not be affected thereby.

10.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of the Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

11.      COMPLIANCE WITH LAW, ETC.

         Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of the following conditions:

                (i) The satisfaction of withholding tax or other withholding liabilities;

                (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                (iii) The satisfaction of any conditions imposed by any stock exchange on which the Common Stock is listed or any quotation system which quotes the price of the Common Stock;

                (iv) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.      NOTICE

         Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13.      GOVERNING LAW

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.






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